Exhibit 4
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

No.	ATLANTIC COAST FINANCIAL CORPORATION	Shares
CUSIP
FULLY PAID AND NON-ASSESSABLE
PAR VALUE $0.01 PER SHARE
THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of
SHARES OF COMMON STOCK
of
Atlantic Coast Financial Corporation
a Maryland corporation
     The shares evidenced by this certificate are transferable only on the books of Atlantic Coast Financial Corporation by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.
     IN WITNESS WHEREOF, Atlantic Coast Financial Corporation has caused this certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this                     day of                                         , 2007.

By:		[SEAL]	By:

	PAMELA T. SAXON			ROBERT J. LARISON, JR.
	CORPORATE SECRETARY			PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Board of Directors of Atlantic Coast Financial Corporation (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

      The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require the affirmative vote of the holders of at least 80% of the voting stock of the Company, voting together as a single class, to approve certain transactions and to amend certain sections of the Articles of Incorporation.

     The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT-		Custodian

TEN ENT-	as tenants by the entireties		(Cust)		(Minor)
JT ENT-	as Joint tenants with right of survivorship and not as tenants in common		Under Uniform Girts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(please print or typewrite name and address including postal zip code of assignee)

shares of

the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and
appoint                                                                                                                                                          Attorney to transfer the said
shares on the books of the within named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.